RenaissanceRe Reports Operating Income of $170.4 Million for the Second Quarter of 2005; Operating EPS of $2.37 Per Common Share for the Second Quarter of 2005
vs. $2.07 for the Second Quarter of 2004.

$172.0 Million Net Income for the Second Quarter of 2005; EPS of $2.39 for the Second Quarter of 2005
vs. EPS of $1.69 for the Second Quarter of 2004.

Catastrophe Reserve Review Benefits Second Quarter 2005 Net Income by $108.2 million.

Adverse Development in the Reinsurance Segment From 2004 Florida Hurricanes Reduces Second Quarter 2005 Net Income by $29.9 Million.

Pembroke, Bermuda, July 26, 2005 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $170.4 million in second quarter operating income available to common shareholders, compared to $148.1 million in the second quarter of 2004. Operating income excludes net realized investment gains of $1.6 million and net realized investment losses of $26.9 million in the second quarters of 2005 and 2004, respectively. Operating income per common share was $2.37 in the second quarter of 2005, compared to $2.07 per common share in the second quarter of 2004. Net income available to common shareholders was $172.0 million or $2.39 per common share in the quarter, compared to $121.2 million or $1.69 per common share for the same quarter of 2004.

James N. Stanard, Chairman and CEO, commented: "Our better than expected bottom line performance this quarter was driven by a $108.2 million positive impact associated with our Catastrophe loss reserve review, partially offset by a $29.9 million negative impact from development related to the 2004 Florida hurricanes in our Reinsurance segment. On the top line, we saw managed Catastrophe premium decline by 9% for the first six months of 2005, which is less than the 15% annual decline we had previously projected; this is as a result of higher than expected premium in Florida given the favorable market conditions there. Specialty premium has declined modestly for the first six months of 2005; we now expect flat to modestly declining Specialty premium for the year versus the 10% growth that we had previously projected. Our Individual Risk business is growing on track with our expectations for 35% growth for the year and may exceed that level. So, all told, we're seeing the increasing scale of our Individual Risk business as the driver of top line growth, given the softening of the reinsurance markets."

SECOND QUARTER 2005 RESULTS

Premiums

Gross premiums written for the second quarter of 2005 were $443.5 million, compared to $326.9 million for the same quarter of 2004. Gross premiums written include $223.3 million in gross premiums written for the Company's Reinsurance segment in the second quarter of 2005, compared to $215.3 million for the same quarter of 2004; and $220.1 million in gross premiums written for the Company's Individual Risk segment in the second quarter of 2005, including $56.5 million of premium from a seasonal program, compared to $111.6 million for the same quarter of 2004. Net premiums written for the second quarter of 2005 were $387.9 million, compared to $285.9 million for the same quarter of 2004. Net premiums written include $184.5 million in net premiums written for the Company's Reinsurance segment in the second quarter of 2005, compared to $176.2 million for the same quarter of 2004; and $203.4 million in net premiums written for the Company's Individual Risk segment in the second quarter of 2005, compared to $109.7 million for the same quarter of 2004.

Net premiums earned for the second quarter of 2005 were $338.8 million, compared to $349.0 million for the same quarter of 2004. Net premiums earned include $206.7 million in net premiums earned for the Company's Reinsurance segment in the second quarter of 2005, compared to $240.9 million for the same quarter of 2004; and $132.1 million in net premiums earned for the Company's Individual Risk segment in the second quarter of 2005, compared to $108.1 million for the same quarter of 2004.

Premiums for the second quarter of 2005 include $32.2 million of gross written premiums, $39.2 million of net written premiums and $42.2 million of net premiums earned by the Company's consolidated joint venture, DaVinci Re, during the second quarter of 2005, compared to $34.2 million of gross written premiums, $38.3 million of net written premiums and $53.7 million of net premiums earned by DaVinci Re during the second quarter of 2004.

Underwriting Ratios, Reserve Development and Reserve Review

General

For the second quarter of 2005, the Company generated a combined ratio of 52.5%, a loss ratio of 32.1% and an expense ratio of 20.4%, compared to a combined ratio, loss ratio and expense ratio of 57.7%, 34.6% and 23.1% for the second quarter of 2004, respectively. The Company's Reinsurance segment generated a loss ratio of 12.6% and an expense ratio of 14.8% for the second quarter of 2005, compared to a loss ratio and an expense ratio of 27.0% and 16.0%, for the second quarter of 2004, respectively. For the quarter, the Company's Individual Risk segment generated a loss ratio of 62.6% and an expense ratio of 29.0%, compared to a loss ratio and an expense ratio of 51.5% and 38.8%, for the second quarter of 2004, respectively.

During the quarter, the Company recorded favorable development on prior year reserves of $65.1 million or a benefit of 19.2 percentage points to the Company's quarterly loss ratio, principally due to the reserve review described below. The Company's Reinsurance segment contributed $65.7 million of favorable development, and the Company's Individual Risk segment contributed $0.7 million of adverse development. Net paid losses for the quarter were $149.2 million.

See the attached supplemental financial data for additional information regarding claims and claim expenses incurred and loss ratios by segment.

Components of the Reinsurance Segment Reserve Development

The Company announced on May 3, 2005 that it would undertake a review of its processes and assumptions used in establishing its catastrophe reinsurance reserves during the second quarter of 2005. As a result of this review, which is now complete, the Company reduced its prior years net catastrophe reserves within the Reinsurance segment by $118.2 million, which reduced the Company's quarterly Reinsurance loss ratio by 57.2 percentage points. After adjusting for the impact of minority interest, the net financial statement impact of the catastrophe reinsurance reserve review was $108.2 million. The reserve changes reflect a reassessment of the Company's reserves for claims and claim expenses in light of its historical paid loss trends and reported loss activity in its catastrophe portfolio for the 1994 to 2004 accident years.

Partially offsetting the favorable impact of the catastrophe reinsurance reserve review, the Company's net claims and claim expenses were negatively impacted during the quarter by $37.3 million of net adverse development related to the 2004 Florida hurricanes in the Reinsurance segment. After adjusting for the impact of minority interest, the net financial statement effect of the adverse development from the 2004 Florida hurricanes in the Reinsurance segment was $29.9 million.

Other normal course prior year reserve changes negatively impacted the Reinsurance segment by $15.2 million during the quarter. The table below summarizes the impact of the reserve development in the Reinsurance segment this quarter.

	Three months ended June 30, 2005
Reinsurance net claims and claim expense ratio	Reinsurance net claims and claim expenses incurred	Reinsurance net claims and claim expense ratio
Net claims and claim expenses incurred — prior years:
Catastrophe reserve review	$(118,202)	(57.2%)
2004 Florida hurricanes	37,323	18.1%
Other	15,151	7.3%
Total prior years	(65,728)	(31.8%)
Net claims and claim expenses incurred — current accident year	91,845	44.4%
Net claims and claim expenses incurred — total	$26,117	12.6%

Further Reserve Reviews; Reserving Philosophy

The Company expects, during the remainder of the year, to review its processes and assumptions used in establishing its specialty reinsurance and Individual Risk reserves. It is possible that these reviews may result in a change to these reserves.

Because any reserve estimate is simply an insurer's estimate of its ultimate liability, and since there are numerous factors which affect reserves but cannot be determined with certainty in advance, the Company's ultimate payments will vary, perhaps materially, from its estimates of reserves. In response to these inherent uncertainties, the Company has developed a reserving philosophy which attempts to incorporate prudent assumptions and estimates. The reserve reviews described above are not intended to change the Company's reserving philosophy, but rather are intended to update the assumptions for new information received to date and to further enhance the Company's reserving process.

Other Income (Loss)

During the second quarter of 2005 the Company recognized income of $3.2 million on fees and other items compared to a loss of $0.7 million in the second quarter of 2004. Fee income remained stable at $1.0 million in the second quarter of 2005 compared to $1.1 million in the second quarter of 2004 while other items generated income of $2.2 million in the second quarter of 2005 compared to a $1.8 million loss for the second quarter of 2004. The $2.2 million income from other items was primarily a result of a $2.3 million increase in the fair value of the Company's Platinum Underwriters Holdings Ltd. warrant.

Equity in Earnings of Other Ventures

Equity in earnings of other ventures generated $7.8 million in income in the second quarter of 2005 compared to $4.9 million in income in the second quarter of 2004. Included in this is the Company's equity in the earnings of its investments in Top Layer Reinsurance Ltd., ChannelRe Holdings Ltd. ("Channel Re") and Tower Hill Capital Holdings Inc. for the second quarter of 2005. The increase is largely due to an increase in the Company's equity in the earnings of Channel Re, as it commenced operations in 2004 and the equity pickup in the second quarter of 2004 contained only a partial quarter of operating results.

Net Investment Income and Net Realized Gains and Losses on Investments

Net investment income for the second quarter of 2005 was $45.8 million, compared to $29.8 million for the same quarter in 2004. Net investment income includes $2.7 million of net unrealized losses in the second quarter of 2005 compared to net unrealized losses of $2.5 million in the second quarter of 2004 reflecting the Company's investments in hedge funds, private equity funds and other investments.

During the second quarter of 2005, the Company incurred net realized gains of $1.6 million compared to net realized losses of $26.9 million during the second quarter of 2004.

Other Items

During the second quarter of 2005, the Company generated $7.1 million of net foreign exchange gains compared with $0.8 million in the first quarter of 2004. The increase was principally due to foreign exchange gains on derivatives used to hedge a non-US dollar denominated fixed income investment portfolio, which is classified as available for sale. These gains are partially offset by unrealized foreign exchange losses on the investments, which are recorded in other comprehensive income.

The Company's corporate expenses of $8.7 million incurred during the second quarter of 2005 were $3.7 million higher than the second quarter of 2004. The increase in such expenses is due principally to $4.7 million of professional fees incurred during the second quarter of 2005 related to the Company's responses to requests for information and subpoenas by various governmental authorities.

The Company's cash flows from operations were $172.2 million for the second quarter of 2005, compared to $231.0 million for the second quarter of 2004.

As described in the Company's press release issued February 22, 2005 and the Company's 2004 Annual Report filed on Form 10-K, the Company has corrected accounting errors relating to the timing of the recognition of premium on multi-year ceded reinsurance contracts for the first three quarters of 2004. The comparative 2004 financial data contained in this press release includes these corrections.

Shareholders' Equity

Shareholders' equity attributable to common shareholders was $2.3 billion at June 30, 2005, compared to $2.1 billion at December 31, 2004. Book value per common share at June 30, 2005 was $32.63, compared to $30.19 per common share at December 31, 2004.

HURRICANES DENNIS AND EMILY

The Company estimates that Hurricane Dennis will have a net negative impact of approximately $40 million on its third quarter results. The Company is currently evaluating the impact of Hurricane Emily, although it currently does not believe it will have a material impact on the Company's third quarter results.

This Press Release includes certain non-GAAP financial measures including "operating income," "operating EPS or operating income per common share," "annualized operating return on equity" and "managed catastrophe premium." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 27, 2005 at 8:00 a.m. (EDT) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe's website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.

INVESTOR CONTACT:	MEDIA CONTACT:
Todd R. Fonner	David Lilly or Dawn Dover
Vice President - Treasurer	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 239-4801

RenaissanceRe Holdings Ltd. and Subsidiaries
Summary Consolidated Statements of Income
For the three and six months ended June 30, 2005 and 2004
(in thousands of United States Dollars, except per share amounts)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
		(Restated)		(Restated)
Revenues
Gross premiums written	$443,483	$326,876	$1,137,816	$1,107,164
Net premiums written	$387,889	$285,925	$1,003,682	$986,144
Decrease (increase) in unearned premiums	(49,136)	63,077	(363,428)	(329,050)

Net premiums earned	338,753	349,002	640,254	657,094
Net investment income	45,769	29,833	96,984	64,883
Net foreign exchange gains	7,134	786	7,848	2,873
Equity in earnings of other ventures	7,798	4,923	15,365	11,443
Other income (loss)	3,205	(689)	(310)	420
Net realized gains (losses) on investments	1,583	(26,920)	(8,606)	5,601
Total revenues	404,242	356,935	751,535	742,314
Expenses
Net claims and claim expenses incurred	108,799	120,737	310,447	232,915
Acquisition expenses	45,574	64,047	97,082	122,078
Operational expenses	23,377	16,502	42,220	28,878
Corporate expenses	8,694	4,986	20,033	9,538
Interest expense	6,967	6,334	13,572	12,605
Total expenses	193,411	212,606	483,354	406,014

Income before minority interest	210,831	144,329	268,181	336,300
Minority interest - DaVinciRe	30,283	14,492	34,667	32,482
Net income	180,548	129,837	233,514	303,818
Dividends on preference shares	8,566	8,609	17,229	13,713
Net income available to common shareholders	$171,982	$121,228	$216,285	$290,105
Operating Income available to common shareholders per Common Share - diluted *	$2.37	$2.07	$3.12	$3.97

Net income available to common shareholders per Common Share - basic	$2.44	$1.74	$3.07	$4.17
Net income available to common shareholders per Common Share - diluted	$2.39	$1.69	$3.00	$4.05

Average shares outstanding - basic	70,585	69,664	70,472	69,554
Average shares outstanding - diluted	72,016	71,683	71,983	71,638

Net claims and claim expense ratio	32.1%	34.6%	48.5%	35.4%
Expense ratio	20.4%	23.1%	21.8%	23.0%
Combined ratio	52.5%	57.7%	70.3%	58.4%
Operating return on average common equity (annualized) *	30.6%	26.1%	20.4%	25.8%

*	Excludes realized gains (losses) on investments (see - "Comments on Regulation G")

RenaissanceRe Holdings Ltd. and Subsidiaries
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	At
	June 30, 2005	December 31, 2004
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$3,218,715	$3,223,292
Short term investments, at cost	687,356	608,292
Other investments, at fair value	838,199	684,590

Total managed investment portfolio	4,744,270	4,516,174
Equity investment in reinsurance company, at fair value	153,508	150,519
Investments in other ventures, under equity method	165,371	159,556

Total investments	5,063,149	4,826,249
Cash and cash equivalents	186,968	66,740
Premiums receivable	552,693	206,813
Ceded reinsurance balances	95,786	61,303
Losses recoverable	230,810	217,788
Accrued investment income	29,485	30,060
Deferred acquisition costs	119,932	70,933
Other assets	51,392	46,432
Total assets	$6,330,215	$5,526,318
Liabilities, Minority Interest and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,474,235	$1,459,398
Reserve for unearned premiums	763,247	365,335
Debt	350,000	350,000
Subordinated obligation to capital trust	103,093	103,093
Reinsurance balances payable	326,887	188,564
Other liabilities	108,319	68,092

Total liabilities	3,125,781	2,534,482

Minority interest - DaVinciRe	381,474	347,794
Shareholders' Equity
Preference shares	500,000	500,000
Common shares and additional paid-in capital	337,675	328,896
Accumulated other comprehensive income	61,361	78,960
Retained earnings	1,923,924	1,736,186

Total shareholders' equity	2,822,960	2,644,042

Total liabilities, minority interest and shareholders' equity	$6,330,215	$5,526,318

Book value per common share	$32.63	$30.19

Common shares outstanding	71,187	71,029

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data — Segment Information
(in thousands of United States Dollars)

	Three months ended June 30, 2005
	Reinsurance	Individual Risk	Other	Total
Gross premiums written (1)	$223,339	$220,144	$—	$443,483
Net premiums written	$184,477	$203,412	—	$387,889
Net premiums earned	$206,651	$132,102	—	$338,753
Net claims and claim expenses incurred	26,117	82,682	—	108,799
Acquisition expenses	13,273	32,301	—	45,574
Operational expenses	17,384	5,993	—	23,377
Underwriting income	$149,877	$11,126	—	161,003
Net investment income			45,769	45,769
Equity in earnings of other ventures			7,798	7,798
Other income			3,205	3,205
Interest and preference share dividends			(15,533)	(15,533)
Minority interest — DaVinciRe			(30,283)	(30,283)
Other items, net			(1,560)	(1,560)
Net realized gains on investments			1,583	1,583
Net income available to common shareholders			$10,979	$171,982
Net claims and claim expenses incurred — current accident year	$91,845	$82,020		$173,865
Net claims and claim expenses incurred — prior years	(65,728)	662		(65,066)
Net claims and claim expenses incurred — total	$26,117	$82,682		$108,799
Net claims and claim expense ratio — accident year	44.4%	62.1%		51.3%
Net claims and claim expense ratio — calendar year	12.6%	62.6%		32.1%
Underwriting expense ratio	14.8%	29.0%		20.4%
Combined ratio	27.4%	91.6%		52.5%

(1)	Reinsurance segment gross premiums written excludes $1.7 million of premiums assumed from the Individual Risk segment.

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data — Segment Information
(in thousands of United States Dollars)

	Three months ended June 30, 2004 (Restated)
	Reinsurance	Individual Risk	Other	Total
Gross premiums written	$215,284	$111,592	$—	$326,876
Net premiums written	$176,245	$109,680	—	$285,925
Net premiums earned	$240,880	$108,122	—	$349,002
Net claims and claim expenses incurred	65,016	55,721	—	120,737
Acquisition expenses	27,936	36,111	—	64,047
Operational expenses	10,624	5,878	—	16,502
Underwriting income	$137,304	$10,412	—	147,716
Net investment income			29,833	29,833
Equity in earnings of other ventures			4,923	4,923
Other loss			(689)	(689)
Interest and preference share dividends			(14,943)	(14,943)
Minority interest — DaVinciRe			(14,492)	(14,492)
Other items, net			(4,200)	(4,200)
Net realized losses on investments			(26,920)	(26,920)
Net income available to common shareholders			$(26,488)	$121,228
Net claims and claim expenses incurred — current accident year	$92,375	$58,060		$150,435
Net claims and claim expenses incurred — prior years	(27,359)	(2,339)		(29,698)
Net claims and claim expenses incurred — total	$65,016	$55,721		$120,737
Net claims and claim expense ratio — accident year	38.3%	53.7%		43.1%
Net claims and claim expense ratio — calendar year	27.0%	51.5%		34.6%
Underwriting expense ratio	16.0%	38.8%		23.1%
Combined ratio	43.0%	90.3%		57.7%

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data — Segment Information (cont'd.)
(in thousands of United States Dollars)

	Six months ended June 30, 2005
	Reinsurance	Individual Risk	Other	Total
Gross premiums written (1)	$808,623	$329,193	$—	$1,137,816
Net premiums written	$712,610	$291,072	—	$1,003,682
Net premiums earned	$407,021	$233,233	—	$640,254
Net claims and claim expenses incurred	168,061	142,386	—	310,447
Acquisition expenses	33,811	63,271	—	97,082
Operational expenses	31,611	10,609	—	42,220
Underwriting income	$173,538	$16,967	—	190,505
Net investment income			96,984	96,984
Equity in earnings of other ventures			15,365	15,365
Other loss			(310)	(310)
Interest and preference share dividends			(30,801)	(30,801)
Minority interest — DaVinciRe			(34,667)	(34,667)
Other items, net			(12,185)	(12,185)
Net realized losses on investments			(8,606)	(8,606)
Net income available to common shareholders			$25,780	$216,285
Net claims and claim expenses incurred — current accident year	$251,881	$141,222		$393,103
Net claims and claim expenses incurred — prior years	(83,820)	1,164		(82,656)
Net claims and claim expenses incurred — total	$168,061	$142,386		$310,447
Net claims and claim expense ratio — accident year	61.9%	60.5%		61.4%
Net claims and claim expense ratio — calendar year	41.3%	61.0%		48.5%
Underwriting expense ratio	16.1%	31.7%		21.8%
Combined ratio	57.4%	92.7%		70.3%

(1)	Reinsurance segment gross premiums written excludes $13.2 million of premiums assumed from the Individual Risk segment.

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data — Segment Information (cont'd.)
(in thousands of United States Dollars)

	Six months ended June 30, 2004 (Restated)
	Reinsurance	Individual Risk	Other	Total
Gross premiums written	$875,634	$231,530	$—	$1,107,164
Net premiums written	$766,681	$219,463	—	$986,144
Net premiums earned	$448,196	$208,898	—	$657,094
Net claims and claim expenses incurred	123,555	109,360	—	232,915
Acquisition expenses	51,747	70,331	—	122,078
Operational expenses	16,750	12,128	—	28,878
Underwriting income	$256,144	$17,079	—	273,223
Net investment income			64,883	64,883
Equity in earnings of other ventures			11,443	11,443
Other income			420	420
Interest and preference share dividends			(26,318)	(26,318)
Minority interest — DaVinciRe			(32,482)	(32,482)
Other items, net			(6,665)	(6,665)
Net realized gains on investments			5,601	5,601
Net income available to common shareholders			$16,882	$290,105
Net claims and claim expenses incurred — current accident year	$167,785	$116,517		$284,302
Net claims and claim expenses incurred — prior years	(44,230)	(7,157)		(51,387)
Net claims and claim expenses incurred — total	$123,555	$109,360		$232,915
Net claims and claim expense ratio — accident year	37.4%	55.8%		43.3%
Net claims and claim expense ratio — calendar year	27.6%	52.4%		35.4%
Underwriting expense ratio	15.3%	39.5%		23.0%
Combined ratio	42.9%	91.9%		58.4%

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data
(in thousands of United States Dollars)

Gross Written Premiums	Three months ended		Six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Renaissance catastrophe premiums	$138,922	$120,405	$391,941	$419,541
Renaissance specialty premiums	52,222	60,675	279,747	291,130
Total Renaissance Reinsurance premiums	191,144	181,080	671,688	710,671
DaVinci catastrophe premiums	30,175	29,885	112,813	133,081
DaVinci specialty premiums	2,020	4,319	24,122	31,882
Total DaVinci Reinsurance premiums	32,195	34,204	136,935	164,963
Total Reinsurance premiums (1)	223,339	215,284	808,623	875,634
Individual Risk premiums	220,144	111,592	329,193	231,530
Total premiums	$443,483	$326,876	$1,137,816	$1,107,164
Total managed catastrophe premiums (2)	$188,747	$175,506	$564,185	$616,893
Total specialty premiums	$54,242	$64,994	$303,869	$323,012

(1)	Reinsurance gross premiums written excludes $1.7 million and $13.2 million of premiums assumed from the Individual Risk segment for the three and six months ended June 30, 2005, respectively.

(2)	Total managed catastrophe premiums include Renaissance and DaVinci catastrophe premium, as above, and catastrophe premium of $19.6 million and $25.2 million for the three months ended June 30, 2005 and 2004, respectively, and catastrophe premium of $59.4 million and $64.3 million for the six months ended June 30, 2005 and 2004, respectively, written on behalf of our joint venture, Top Layer Re.

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.

The Company uses "operating income" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income" as used herein differs from "net income available to common shareholders", which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In addition, the Company's management believes that "operating income" is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's investment portfolio, which is not considered by management to be a relevant indicator of business operations. The Company also uses "operating income" to calculate "operating income per common share" and "operating return on average common equity". The following is a reconciliation of 1) net income available to common shareholders to operating income available to common shareholders; 2) net income available to common shareholders per common share to operating income available to common shareholders per common share; and 3) return on average common equity to operating return on average common equity:

	Three months ended		Six months ended
(In thousands of U.S. dollars, except per share amounts)	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
		(Restated)		(Restated)
Net income available to common shareholders	$171,982	$121,228	$216,285	$290,105
Adjustment for net realized (gains) losses on investments	(1,583)	26,920	8,606	(5,601)
Operating income available to common shareholders	$170,399	$148,148	$224,891	$284,504
Net income available to common shareholders per common share	$2.39	$1.69	$3.00	$4.05
Adjustment for net realized (gains) losses on investments	(0.02)	0.38	0.12	(0.08)
Operating income available to common shareholders per common share – diluted	$2.37	$2.07	$3.12	$3.97
Return on average common equity (annualized)	30.8%	21.3%	19.6%	26.3%
Adjustment for net realized (gains) losses on investments	(0.2%)	4.8%	0.8%	(0.5%)
Operating return on average common equity (annualized)	30.6%	26.1%	20.4%	25.8%

The Company has also included in this Press Release "managed catastrophe premium". "Managed catastrophe premium" is defined as gross catastrophe premium written by Renaissance Reinsurance and its related joint ventures. "Managed catastrophe premium" differs from total catastrophe premium, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premium written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting. Refer to supplemental financial data on gross written premiums.